UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 15, 2023

Seer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
(Address of principal executive offices, including zip code)

650-453-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2023, following the approval of the stockholders of Seer, Inc. (the “Company”) of Proposal One at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”, as discussed below), the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to phase out the classified structure of the Company’s Board of Directors (the “Board”). The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

On June 15, 2023, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “A&R Bylaws”) to align the Company’s bylaws with the Amendment, among other changes. The foregoing description of the A&R Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the A&R Bylaws, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On June 14, 2023, the Company held its 2023 Annual Meeting. Present at the meeting in person or by proxy were holders of the Company's Class A and Class B common stock, representing 81,512,301, or approximately 81.3%, of the 100,162,274 eligible votes, constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.To adopt and approve an amendment to the Company’s Certificate of Incorporation to phase out the classified structure of the Company’s Board of Directors (the “Declassification Proposal”);
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.To conduct a non-binding advisory vote to approve the Company’s named executive officer compensation; and
4.To elect Omid Farokhzad, M.D., Meeta Gulyani, David Hallal and Terrance McGuire as directors.

Proposal One – Amendment to Certificate of Incorporation

The table below presents the voting results of the Declassification Proposal by the Company’s stockholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,497,967	5,866	4,140	4,004,328

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,500,742	6,152	5,407	—

Proposal Three – Non-binding Advisory Vote to Approve Named Executive Officer Compensation

The Company’s stockholders elected to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,841,553	12,258,019	4,408,401	4,004,328

Proposal Four – Election of Directors

The table below presents the voting results of the election of the four directors to the Company’s Board of Directors to serve until the 2024 annual meeting of stockholders by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Percent of Voted	Broker Non-Votes
Omid Farokhzad, M.D.	70,123,224	7,384,749	90.5%	4,004,328
Meeta Gulyani	70,122,337	7,385,636	90.5%	4,004,328
David Hallal	54,309,805	23,198,168	70.1%	4,004,328
Terrance McGuire	56,342,550	21,165,423	72.7%	4,004,328

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1     Amendment to the Amended and Restatement Certificate of Incorporation of the Company
3.2    Amended and Restated Bylaws of the Company
104    Cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.

Date: June 15, 2023	By:	/s/ David Horn
David Horn
Chief Financial Officer